                                                                    EXHIBIT 4.04

                                                                  CONFORMED COPY

                                DATED 19 MAY 2003

                    (1) THE COMPANIES SPECIFIED IN SCHEDULE 1

                 (2) THE LAW DEBENTURE TRUST CORPORATION p.l.c.
                                  (AS TRUSTEE)

            -------------------------------------------------------
                               MORTGAGE DEBENTURE
                               (VARIOUS CHARGORS)
            -------------------------------------------------------

                            MATHESON ORMSBY PRENTICE
                                30 Herbert Street
                                    Dublin 2
                                     Ireland

                              TEL + 353 1 619 9000
                              FAX + 353 1 619 9010

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                                      INDEX

1.    Interpretation............................................................       1

2.    Covenant to pay...........................................................       5

3.    Charging clause...........................................................       6

4.    Release of security.......................................................       7

5.    Obligations and liabilities of the Trustee................................       7

6.    Perfection of security....................................................       8

7.    Accounts..................................................................       9

8.    The contracts.............................................................       9

9.    Security over accounts....................................................       9

10.   Covenants.................................................................       9

11.   Enforcement...............................................................      11

12.   Appointment and powers of receiver........................................      11

13.   Protection of third parties...............................................      14

14.   The Trustee entitled to exercise receiver's powers........................      14

15.   Power of attorney.........................................................      14

16.   Trust of leasehold reversion(s)...........................................      15

17.   Consolidation.............................................................      15

18.   Currency Clause...........................................................      15

19.   Security additional.......................................................      16

20.   Continuing security.......................................................      16

21.   Waiver of defences........................................................      16

22.   Non-competition...........................................................      17

23.   Security held by obligor..................................................      17

24.   Conversion of floating charge.............................................      17

25.   Set-off...................................................................      18

26.   Expenses, Costs and Taxes.................................................      18

27.   Further assurance.........................................................      19

28.   Severability..............................................................      19

29.   Remedies, waivers, consents and amendments................................      19

30.   The Trustee's discretion..................................................      20

31.   Notices...................................................................      20

32.   Assignment................................................................      20

33.   Perpetuity Period.........................................................      20

34.   Counterpart Clause........................................................      20

35.   Law and jurisdiction......................................................      20

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
36.   Land Act certificate......................................................      21

Schedule 1  The Obligors........................................................      22

Schedule 2  The Scheduled Property..............................................      23

Schedule 3  Form of Notice of Assignment........................................      24

Schedule 4......................................................................      26

THIS MORTGAGE DEBENTURE is made on the 19th day of May 2003

BETWEEN:

(1) THE COMPANIES specified in Schedule 1 (collectively the "OBLIGORS" and individually an "OBLIGOR"); and

(2)      THE LAW DEBENTURE TRUST CORPORATION p.l.c.

         having its head office at Fifth Floor 100 Wood Street, London EC2V 7EX, England (the "TRUSTEE") as security trustee, for itself and the other Secured Creditors (as herein defined).

WHEREAS:-

The Obligors have agreed to provide the security constituted by this Debenture to the Trustee as trustee for the Secured Creditors.

NOW THIS DEBENTURE WITNESSES:

1.       INTERPRETATION

1.1 In this Debenture (including the recitals) where the context so admits or requires:

         "ACCOUNTS" means any credit balance from time to time on any account opened or maintained by the Obligors (or any of them) with any financial institution and all Related Rights;

         "AFFILIATE" of a person means any Subsidiary or holding company (within the meaning given to such expression by section 155 of the Companies Act, 1963) of such person or any Subsidiary of any such holding company;

         "ANCILLARY COVENANTS" means all covenants, agreements, undertakings, warranties, bonds, guarantees, indemnities and other agreements the benefit of which is now or hereafter vested in an Obligor in respect of the design, construction, fit-out or maintenance of any building, structure or erection now or hereafter on the Mortgaged Property or of any roads, footpaths or utilities for services now or hereafter abutting or serving the Mortgaged Property or the taking in charge thereof or the paying of any charge or levy in respect thereof;

         "COLLATERAL RIGHTS" means all rights, powers and remedies of the Trustee provided by or pursuant to this Debenture or by law.

         "COMPENSATION RIGHTS" means all present and future rights of the Obligors to be paid or receive compensation by reason of any compulsory acquisition requisitioning or other exercise of compulsory powers in relation to the Mortgaged Property or any refusal withdrawal or modification of planning permission or approval relative thereto or any control or limitation imposed upon or affecting the use of the Mortgaged Property;

         "CONTINUING" in relation to an Enforcement Event, shall be construed as a reference to an acceleration of any Secured Obligation (other than Secured Obligations arising under the New Bonding Facility Agreement) where such acceleration has not been rescinded in writing or a declaration that the Secured Obligations (other than Secured Obligations arising under the New Bonding Facility Agreement) are prematurely due and payable (other than solely as a result of it becoming unlawful for a Secured Creditor to perform its obligations under the Relevant Documents) where such declaration has not been revoked in writing or any failure by an Obligor to pay any principal amount in respect of any Secured Obligations (other than Secured Obligations arising under the New Bonding Facility Agreement) whether on maturity or otherwise which has not been remedied or waived in writing. For the purposes of this definition, the term "Secured Obligations" shall have the same meaning as in the Security Trust and Intercreditor Deed;

         "CONTRACTS" means any contract between an Obligor and any member of the Group pursuant to which such Obligor makes available loans or a loan to such member of the Group and all Related Rights;

         "DELEGATE" means any delegate, agent, attorney, co-trustee or additional but separate committee, custodian, depository or Receiver appointed by the Trustee in accordance with the terms hereof and/or the Security Documents;

         "ENFORCEMENT EVENT" has the meaning given to such term in the Security Trust and Intercreditor Deed;

         "GROUP" means Marconi Corporation and its Subsidiaries for the time being;

         "INSOLVENCY EVENT OF DEFAULT" means any Insolvency Event which is also an Event of Default.

         "INSURANCES" means all policies of insurance now or hereafter taken out by the Obligors or any of them or the benefit of which is now or hereafter enjoyed or held by the Obligors or any of them and all monies from time to time payable thereunder including all returns of premium and all Related Rights;

         "INTERIM BONDING FACILITY DOCUMENTS" means the Bonding Documents referred to in the Interim Bonding Facility Letter;

         "INTERIM BONDING FACILITY LETTER" means the facility letter dated 10 May 2002, as amended on 24 October 2002, between HSBC Bank plc, Barclays Bank PLC, JPMorgan Chase Bank and Marconi Bonding Limited in an amount up to L150,000,000 (or the equivalent in other currencies) for the issuance of bonds, guarantees, letters of credit, indemnities and similar instruments;

         "INTELLECTUAL PROPERTY" means all industrial and intellectual property rights whether registered or not including pending applications for registration of such rights and the right to apply for registration of such rights including but not limited to Patents (as defined in the Indentures), utility models, design patents, registered designs, design rights, trade and service marks, copyrights (including copyright and equivalent rights in computer software), rights in inventions, technical information, rights in know-how, business names, database rights, processes, models, formulae and experiments and all rights of equivalent or similar effect to any of those which may subsist anywhere in the world and all Related Rights;

        "INVESTMENTS" means

         (a) any stocks, shares, debentures, securities and certificates of deposit;

         (b)      all interests in collective investment schemes; and

         (c) all warrants, options and other rights to subscribe or acquire any of the investments described in (a) and (b),

         in each case whether held directly by or to the order of any Obligor or by any trustee, nominee, fiduciary or clearance system on its behalf and all Related Rights (including all rights against any such trustee, nominee, fiduciary or clearance system).

         "MARCONI CORPORATION" means Marconi Corporation plc (Company number 00067307);

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         "MONETARY CLAIMS" means any book and other debts and monetary claims owing to the Obligors or either of them and any proceeds thereof including, without limitation, any claims or sums of money deriving from or in relation to any Intellectual Property, the proceeds of any Insurances, any court order or judgment, any contract or agreement to which an Obligor is a party and any other assets, property, rights or undertaking of the Obligors and all Related Rights;

         "MORTGAGED PROPERTY" means the Scheduled Property and the Other
         Property;

         "NEW BONDING FACILITY AGREEMENT" means the L50 million committed revolving bonding facility agreement dated 27 March 2003 among Marconi Corporation, Marconi Bonding Limited, HSBC Bank plc as agent and security trustee, the lenders described thereunder and certain other Subsidiaries providing for the issuance of surety bonds, appeal bonds, bid bonds, performance bonds, letters of credit, bank guarantees or other obligations of a like nature on behalf of Marconi Corporation and/or any Subsidiary, as such agreement may be amended, extended, supplemented or otherwise modified from time to time (including, without limitation, any successive amendments, extensions, supplements or other modifications of the foregoing);

         "NOTICE OF ASSIGNMENT" means a notice of assignment in substantially the form set out in Schedule 3;

         "NOTICE OF CHARGE" means a notice of charge in substantially the form set out in Schedule 4;

         "OBLIGORS" includes their respective successors and permitted assigns (whether immediate or derivative);

         "OTHER PROPERTY" means all freehold, leasehold and other immoveable property, other than the Scheduled Property, now or at any time hereafter belonging to or for any estate or interest vested in any Obligor together with all rights, liberties, powers, easements, quasi easements and appurtenances (in each case of whatever nature) attached or appurtenant thereto and all buildings, erections, fixtures, fittings (including trade fixtures and fittings) and fixed plant and machinery from time to time therein or thereon and all Related Rights;

         "PLANT AND MACHINERY" means any plant, machinery, office equipment, computers, vehicles and other chattels (excluding any for the time being forming part of the Obligors' stock-in-trade or work in progress) and all Related Rights;

         "REAL PROPERTY" means:

         (a) any freehold, leasehold, heritable or immovable property (including the Scheduled Property), and

         (b) any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of such freehold or leasehold property,

         (c) any present or future freehold, heritable or leasehold property in which any Obligor has an interest,

         and includes all Related Rights;

         "RECEIVER" has the meaning assigned to it in clause 12.1;

         "RELATED RIGHTS" means, in relation to any asset:

         (a)      the proceeds of sale or assignment of any part of that asset;

         (b) all rights under any licence, agreement for sale or agreement for lease in respect of that asset;

         (c) all rights, benefits, claims, contracts, warranties, remedies, security, indemnities or covenants for title in respect of that asset; and

         (d) any moneys and proceeds paid or payable in respect of that asset including, but not limited to royalties, licence payments, awards of damages and payments made pursuant to settlement agreements in respect of that asset.

         "SCHEDULED PROPERTY" means the property described in Schedule 2, or when used in relation to a particular Obligor, such of the properties described in Schedule 2 as are owned by it at the relevant time, in each case together with (by way of extension of Section 6 of the Conveyancing Act 1881) all rights, liberties, powers, easements, quasi easements and appurtenances (in each case of whatever nature) attached or appurtenant thereto and all buildings, erections, fixtures, fittings (including trade fixtures and fittings) and fixed plant and machinery from time to time therein or thereon and all Related Rights;

         "SECURED ASSETS" means all assets, rights, property and revenues of each Obligor the subject of any security created or expressed or intended to be created by or pursuant to this Debenture and where the context so permits any reference to the "Secured Assets" includes a reference to any of them;

         "SECURED OBLIGATIONS" means, in relation to an Obligor, all present and future indebtedness, liabilities and obligations (for the avoidance of doubt, including any liabilities and obligations which have been cash-collateralised by the Obligors) at any time of the relevant Obligor under the Relevant Documents, both actual and contingent and whether incurred solely or jointly or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

         (a)      any refinancing, novation, deferral or extension;

         (b) any obligation relating to any increase in the amount of such obligations;

         (c)      any claim for damages or restitution; and

         (d) any claim as a result of any recovery by an Obligor of a payment or discharge, or non-allowability, on the grounds of preference,

         and any amounts which would be included in any of the above but for any discharge, non-provability or unenforceability of those amounts in any insolvency or other proceedings (including interest accruing after the commencement of any insolvency or other proceedings);

         "SECURITY TRUST AND INTERCREDITOR DEED" means the security trust and intercreditor deed dated on or about the date hereof between, amongst others, the Trustee, Marconi Corporation as Issuer and other obligors, Law Debenture Trust Company of New York as senior note trustee, JPMorgan Chase Bank as junior note trustee and HSBC Bank plc as New Bonding Facility Agent;

         "SUBSIDIARY" has the same meaning as in Section 155 of the Companies Act, 1963;

         "TEMPORARY BONDING FACILITY DOCUMENTS" means the Bonding Documents referred to in the Temporary Bonding Facility Letter;

         "TEMPORARY BONDING FACILITY LETTER" means the facility letter dated 8 February 2002 between HSBC Bank plc. Barclays Bank PLC and Marconi Bonding Limited in an amount up to

         L50,000,000 (or equivalent in other currencies) for the issuance of bonds, guarantees, letters of credit, indemnities and similar instruments; and

         "TRUSTEE" includes any person for the time being appointed as trustee or as an additional trustee for the purpose of, and in accordance with, the Security Trust and Intercreditor Deed.

1.2      In this Debenture:-

         1.2.1 any reference to a person shall be construed as a reference to any person, firm, company, corporation, government, state or agency of any government or state or any association or partnership (whether or not having separate legal personality) of any two or more of the foregoing;

         1.2.2 any reference to any statutory provision, order or regulation shall include reference to any extension, modification, replacement or re-enactment thereof (whether made before or after the date hereof) from time to time in force and all regulations and orders from time to time made thereunder and any analogous provision or rule under any applicable law for the time being in force;

         1.2.3 any reference to any agreement or other instrument (including, without limitation, this Debenture) shall be deemed to be a reference to such agreement or instrument as amended, novated or replaced from time to time and all agreements or other instruments supplemental thereto;

         1.2.4 words denoting the singular include the plural and vice versa and words denoting any gender include all genders;

         1.2.5 any reference to a clause or schedule is, unless otherwise stated, a reference to a clause of or schedule to this Debenture;

         1.2.6 "L" means pounds sterling, the lawful currency of the United Kingdom;

         1.2.7 headings are for reference purposes only and shall not affect the interpretation of this Debenture; and

         1.2.8 any reference to the guarantee given herein by an Obligor shall include a reference to any indemnity given herein by such Obligor in respect of the liabilities of the other Obligors.

1.3 Capitalised terms used and not otherwise defined herein shall have the meanings given to them in the Security Trust and Intercreditor Deed.

1.4 The parties hereto each acknowledge that the Trustee, when acting hereunder, shall be acting in accordance with and subject to the terms of the Security Trust and Intercreditor Deed.

1.5 Notwithstanding any provision to the contrary contained herein, the parties agree that this Debenture is subject in all respects to the terms of the Security Trust and Intercreditor Deed and for the avoidance of doubt, in the event of any inconsistency, the provisions of the Security Trust and Intercreditor Deed shall prevail.

2.       COVENANT TO PAY

2.1 Each Obligor hereby covenants with the Trustee as trustee for the Secured Creditors that it shall on demand of the Trustee discharge all the Secured Obligations and each Obligor shall pay to the Trustee when due and payable every sum at any time owing, due or incurred by that Obligor to the Trustee (whether for its own account or as trustee for the Secured Creditors) or any of the other

         Secured Creditors in respect of any such liabilities PROVIDED THAT neither such covenant nor the security constituted by this Debenture nor any other provisions of this Debenture shall extend to or include any liability or sum which would, but for this proviso, cause such covenant, security or provision to be unlawful or prohibited by any applicable law (including, for the avoidance of doubt, Section 60 of the Companies Act, 1963).

2.2 All payments to be made under this Debenture by any Obligor shall be made free and clear of and without deduction for or on account of either any set-off or counterclaim or any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings of any nature whatsoever. If any Obligor shall at any time be compelled by law to make any deduction or withholding from any payment to be made hereunder such Obligor will concurrently pay to the Trustee or, as the case may be, the Secured Creditor concerned such additional amount as will result in payment to the Trustee or, as the case may be, the Secured Creditor concerned of the full amount which would have been received if such deduction or withholding had not been made.

2.3 If an Obligor fails to pay any sum on the due date for payment of that sum such Obligor shall pay interest on any such sum (before and after any judgment and to the extent interest at a default rate is not otherwise being paid on such sum) from the date of demand until the date of payment calculated on a daily basis at the rate determined in accordance with the provisions of clause 18.4 (Interest on Demands) of the Security Trust and Intercreditor Deed.

3.       CHARGING CLAUSE

         As continuing security for the payment and discharge of the Secured Obligations each Obligor as beneficial owner (and also in the case of registered land as registered owner or the person entitled to be registered as registered owner) hereby:

3.1      LEGAL MORTGAGES AND SECURITY ASSIGNMENTS

         3.1.1 grants and conveys unto the Trustee (as trustee as aforesaid) so much of the Scheduled Property as is of freehold tenure (save any part the ownership whereof is registered or is in the course of being registered in the Land Registry but including any part thereof which is held additionally for any other freehold estate or interest) to hold the same unto and to the use of the Trustee in fee simple; and

         3.1.2 demises unto the Trustee (as trustee as aforesaid) so much of the Scheduled Property as is of leasehold tenure (save any part thereof the leasehold ownership whereof is registered or is in the course of being registered in the Land Registry but including any part thereof which is held additionally for any other leasehold tenure estate or interest) to hold the same unto the Trustee for all the residue of the term or respective terms of years for which it holds the same less the last day of such term or terms; and

         3.1.3 charges unto the Trustee (as trustee as aforesaid) so much of the Scheduled Property the ownership whereof, or in the case of leasehold property the leasehold interest whereof, is registered or is in course of being registered in the Land Registry with payment of the Secured Obligations and it assents to the registration of this charge as a burden on all the property affected thereby; and

         3.1.4 charges unto the Trustee (as trustee as aforesaid) by way of first fixed charge any future estate or interest which it may from time to time hereafter acquire in the Scheduled Property; and

         3.1.5 assigns unto the Trustee all its right title and interest in and to and the full benefit of the Contracts to hold the same unto the Trustee absolutely; and

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

         3.1.6 assigns unto the Trustee the Ancillary Covenants to hold the same unto the Trustee absolutely; and

         3.1.7 assigns unto the Trustee the Compensation Rights to hold the same unto the Trustee absolutely.

3.2      FIXED CHARGES

         Charges unto the Trustee by way of first fixed charge:-

         3.2.1 so much of the Scheduled Property as is held under any yearly or lesser tenancy interest; and

         3.2.2 any future estate or interest which it may from time to time hereafter acquire in the Scheduled Property; and

         3.2.3    the Other Property; and

         3.2.4    the Plant and Machinery; and

         3.2.5 all Monetary Claims deriving from or in relation to any Intellectual Property or the proceeds of any Insurances relating to the Real Property secured under this Debenture; and

         3.2.6    any goodwill; and

         3.2.7    all its rights in relation to its uncalled capital; and

3.3      FLOATING CHARGE

         Charges unto the Trustee by way of floating charge all its undertaking property and assets whatsoever and wheresoever situate in the world both present and future not effectually subject to any legal mortgage, security assignment or fixed charge hereby created or evidenced or validly and effectively charged or assigned (whether in law or in equity) in favour of the Trustee by way of fixed security under the laws of the jurisdiction in which that asset is situated.

4.       RELEASE OF SECURITY

         The Trustee shall, at the cost of the Obligors, release and cancel the security constituted by this Debenture and procure the reassignment to the Obligors of the property and assets assigned to the Trustee pursuant to this Debenture in accordance with the terms and subject to the conditions and circumstances set out in the Security Trust and Intercreditor Deed, and without recourse to, or any representation or warranty by, the Trustee or any of its nominees.

5.       OBLIGATIONS AND LIABILITIES OF THE TRUSTEE

         None of the provisions of clause 3 shall be deemed to impose on the Trustee or imply on its part any obligation or other liability whatsoever in relation to the Secured Assets or to constitute the Trustee or any other Secured Creditor a mortgagee in possession.

         The parties hereto hereby acknowledge that the covenants of the Obligors contained in this Debenture and the security and other rights, titles and interests constituted by this Debenture and the Secured Assets and all other moneys, property and assets paid to the Trustee or held by the Trustee pursuant to or in connection with this Debenture are held by the Trustee subject to and on the terms of the trusts declared in the Security Trust and Intercreditor Deed.

6.       PERFECTION OF SECURITY

6.1      ACCOUNTS AND MONETARY CLAIMS

         6.1.1 Each Obligor shall within 10 Business Days after the date of this Debenture provide the Trustee with details of all Accounts and Monetary Claims arising from any Insurances relating to the Real Property secured under this Debenture or deriving from or relating to any Intellectual Property and in relation to all other Accounts and Monetary Claims, immediately upon the occurrence of an Insolvency Event of Default or upon request by the Trustee if instructed pursuant to the Security Trust and Intercreditor Deed upon or after the occurrence of any Event of Default which is continuing, to enable the Trustee to deliver a Notice of Charge in accordance with sub-clause 6.1.2 and/or sub-clause 6.1.3 below.

         6.1.2 Pursuant to clause 15, the Trustee may, upon the occurrence of an Insolvency Event of Default, and shall, if so instructed pursuant to the Security Trust and Intercreditor Deed upon or at any time after the occurrence of any Event of Default which is continuing, deliver to relevant persons, Notices of Charge duly executed by the Trustee on behalf of the relevant Obligor or Obligors in respect of any Monetary Claims.

         6.1.3 Pursuant to clause 15, the Trustee may, upon the occurrence of an Insolvency Event of Default, and shall, if so instructed pursuant to the Security Trust and Intercreditor Deed upon or at any time after the occurrence of any Event of Default which is continuing, deliver to relevant persons, Notices of Charge duly executed by the Trustee on behalf of the relevant Obligor or Obligors in respect of any Accounts.

6.2      CONTRACTS

         Pursuant to clause 15, the Trustee may, upon the occurrence of an Insolvency Event of Default, and shall, if so instructed pursuant to the Security Trust and Intercreditor Deed upon or at any time after the occurrence of any Event of Default which is continuing, deliver to relevant persons Notices of Assignment duly executed by the Trustee on behalf of the Obligors (or any of them) in respect of the Contracts. Prior to the delivery of a Notice of Assignment or the occurence of an Enforcement Event, each Obligor shall be entitled to deal with the Contracts except as expressly prohibited under the Indentures or the Security Trust and Intercreditor Deed.

6.3      LEASES

         Within 10 Business Days after the date of this Debenture, the relevant Obligor or Obligors will join the Trustee in giving notice to all landlords and other persons which are parties under all leases relating to the Scheduled Property in existence on the date of this Debenture in the form of the Notice of Charge contained at Schedule 4 Part A and will use all commercially reasonable endeavours to procure from each of such landlords and persons an acknowledgement in the form attached thereto.

         If so required by the Trustee from time to time, within 10 Business Days after any Obligor enters into any lease with any person, the relevant Obligor or Obligors will join the Trustee in giving notice to all such landlords and other persons of the fixed security constituted under this Debenture in respect of any such lease in the form of the Notice of Charge contained at Schedule 4 Part A and will use all commercially reasonable endeavours to procure from each of such landlords and persons an acknowledgement in the form attached thereto.

7.       ACCOUNTS

7.1      OPERATION BEFORE ENFORCEMENT EVENT

         Each Obligor shall, prior to the delivery of a Notice of Charge pursuant to clause 6.1 or the occurrence of an Enforcement Event and at any time thereafter when no Enforcement Event is continuing (provided that at such time no Notice of Charge has been delivered pursuant to clause 6.1) be entitled to receive, withdraw or otherwise transfer any credit balance from time to time on any Account.

7.2      OPERATION AFTER ENFORCEMENT EVENT

         After the delivery of a Notice of Charge pursuant to clause 6.1 or the occurrence of an Enforcement Event and at any time thereafter while such Enforcement Event is continuing, the Obligors shall not be entitled to receive, withdraw or otherwise transfer any credit balance from time to time on any Account except with the prior consent of the Trustee.

         The Trustee shall, upon the occurrence of an Enforcement Event and at any time thereafter while such Enforcement Event is continuing, be entitled without notice to apply, transfer or set-off any or all of the credit balances from time to time on any Account in or towards the payment or other satisfaction of all or any part of the Secured Obligations in accordance with clause 12.6.

8.       THE CONTRACTS

         [Intentionally left blank]

9.       SECURITY OVER ACCOUNTS

         The security created by clause 3.3 over the Accounts shall take effect subject to, and shall not restrict the ability of any Obligor to create, any (a) security or (b) other arrangement under which money or claims to, or the benefit of, a bank or other account may be applied, set-off, made subject to a combination of accounts or otherwise subject to time deposit arrangements (whether or not such security is or is to be created on, before or after the date of this Debenture) which secures obligations under and/or in respect of:

         (a)      the Interim Bonding Facility Documents;

         (b)      the Temporary Bonding Facility Documents;

         (c)      the New Bonding Facility Agreement;

         (d)      the Existing Performance Bonds; and

         (e)      any other bonding facility expressly permitted pursuant to
                  Section 4.07 (Limitations on Indebtedness and Preferred Stock) of the Senior Note Indenture and Section 4.06 (Limitations on Indebtedness and Preferred Stock) of the Junior Note Indenture,

         in each case as a result of the provision of cash collateral as permitted pursuant to the terms of the Indentures or any of them, the Escrow Agreement or the Security Trust and Intercreditor Deed.

10.      COVENANTS

10.1 Each Obligor hereby covenants with the Trustee (as trustee as aforesaid) that until this security is discharged it shall:-

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         DOCUMENTS OF TITLE

         10.1.1 DEPOSIT TITLE DEEDS: deposit with the Trustee, or to the order of the Trustee, within 10 Business Days of the date hereof and permit the Trustee to retain as part of the security hereby constituted the deeds and documents of title of the Mortgaged Property;

         10.1.2 ADDITIONAL PROPERTY: promptly inform the Trustee upon acquiring any additional Real Property and to the extent required by the Trustee (i) deposit (or procure deposit) with the Trustee, or to the order of the Trustee, and permit the Trustee to retain as part of the security hereby constituted the deeds and documents of title thereof and (ii) enter into any further legal or other mortgages or charges in favour of the Trustee in respect thereof as the Trustee may require;

         MONETARY CLAIMS

         10.1.3 DEALING WITH MONETARY CLAIMS: not at any time during the subsistence of the Debenture, without the prior written consent of the Trustee or except as not expressly prohibited under the terms of the Indentures:

                  (a)      deal with the Monetary Claims referred to in clause
                           3.2.5 except by getting in and realising them in a prudent manner (on behalf of the Trustee) and paying the proceeds of those Monetary Claims into the Accounts or as the Trustee may require (and such proceeds shall be held upon trust for the Trustee on behalf of the Secured Creditors prior to such payment
                           in);

                  (b) factor or discount any of the Monetary Claims referred to in clause 3.2.5 or enter into any agreement for such factoring or discounting; or

                  (c) be entitled to withdraw or otherwise transfer the proceeds of the realisation of any Monetary Claims standing to the credit of any Account, PROVIDED ALWAYS THAT prior to the delivery of a Notice of Charge pursuant to clause 6 or the occurrence of an Enforcement Event and at any time when no Enforcement Event is continuing (provided that at such time no Notice of Charge has been delivered pursuant to clause 6), the proceeds of the realisation of any Monetary Claims deriving from or in relation to any Intellectual Property or the proceeds of any Insurances relating to the Real Property secured under this Debenture shall (subject to any restriction on the application of such proceeds contained in this Debenture, the Indentures or in the Security Trust and Intercreditor Deed), upon such proceeds being credited to an Account, be released from the fixed charge created pursuant to clause 3.2 and the Obligors shall be entitled to withdraw such proceeds from such Account provided that such proceeds shall continue to be subject to the floating charge created pursuant to the terms of this Debenture.

10.2 Each Obligor undertakes that it shall not, at any time during the subsistence of this Debenture, create or permit to subsist any Security over all or any part of the Secured Assets except as not expressly prohibited under the terms of the Indentures.

10.3 Each Obligor undertakes that it shall not (and shall not agree to) at any time during the subsistence of this Debenture, except as not expressly prohibited under the terms of the Indentures:

         10.3.1 execute any conveyance, disposition, transfer, lease, assignment or assignation of, or other right to use or occupy, all or any part of the Secured Assets;

         10.3.2 create any legal or equitable estate or heritable interest or other interest in, or over, or otherwise relating to, all or any part of the Secured Assets; or

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         10.3.3   (a) grant or vary, or accept any surrender, or cancellation or renunciation or disposal of, any lease, tenancy, licence, consent or other right to use or occupy in relation to any of the Secured Assets or (b) allow any person any right to use or occupy or to become entitled to assert any proprietary interest in, or right over, the Secured Assets, which may, in each case, adversely affect the ability of the Trustee to exercise any of the Collateral Rights.

10.4 After the occurrence of an Enforcement Event (which is continuing), each Obligor shall promptly deliver (or procure delivery) to the Trustee, and the Trustee shall be entitled to retain, all of the Investments and any certificates and other documents of title representing the Investments to which that Obligor (or its nominee(s)) is or becomes entitled together with any other document which the Trustee may request (in such form and executed as the Trustee may require) with a view to perfecting or improving its security over the Investments or to registering any Investment in its name or the name of any nominee(s).

11.      ENFORCEMENT

         At any time after the occurrence of an Enforcement Event (once the Trustee (acting on instructions received pursuant to the terms of the Security Trust and Intercreditor Deed) gives notice thereof to the Obligors) the security constituted by this Debenture shall become immediately enforceable and the power of sale and the other powers conferred on a mortgagee by the Conveyancing Acts 1881 to 1911 as varied or extended by this Debenture shall become immediately exercisable without the restrictions contained in Section 20 of the Conveyancing Act 1881 as to the giving of notice or otherwise.

12.      APPOINTMENT AND POWERS OF RECEIVER

12.1 At any time after the occurrence of an Enforcement Event (which is continuing) or at any time after any Obligor so requests the Trustee may from time to time appoint under seal or under hand of a duly authorised officer or employee of the Trustee any person or persons to be receiver and manager or receivers and managers (herein called "Receiver" which expression shall where the context so admits include the plural and any substituted receiver and manager or receivers and managers) of the Secured Assets or any part or parts thereof and from time to time under seal or under hand of a duly authorised officer of the Trustee remove any Receiver so appointed and may so appoint another or other in his stead. If the Trustee appoints more than one person as Receiver of any of the Secured Assets, each such person shall be entitled (unless the contrary shall be stated in the appointment) to exercise all the powers and discretions hereby or by statute conferred on Receivers individually and to the exclusion of the other or others of them.

12.2 The foregoing powers of appointment of a Receiver shall be in addition to and not to the prejudice of all statutory and other powers of the Trustee under the Conveyancing Acts 1881 to 1911 (and so that any statutory power of sale shall be exercisable without the restrictions contained in Section 20 of Conveyancing Act, 1881) or otherwise and so that such powers shall be and remain exercisable by the Trustee in respect of any part of the Secured Assets notwithstanding the appointment of a Receiver thereover or over any other part of the Secured Assets.

12.3 A Receiver so appointed shall at all times and for all purposes be the agent of the Obligor for which he is appointed and such Obligor shall be solely responsible for his acts default and remuneration.

12.4 A Receiver so appointed to an Obligor shall have and be entitled to exercise all powers conferred by the Conveyancing Acts 1881 to 1911 in the same way as if the Receiver had been duly appointed thereunder and shall furthermore, but without limiting any powers hereinbefore referred to, have power to do the following things either in his own name or in the name of such Obligor:-

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

         12.4.1 TAKE POSSESSION: to take immediate possession of, get in and collect the Secured Assets or any part thereof and for that purpose to make, or to require the directors of such Obligor to make, calls upon the holders of such Obligor's share capital in respect of any such capital of such Obligor which remains uncalled and to enforce payment of calls by taking proceedings in the name of such Obligor or his own name;

         12.4.2 CARRY ON BUSINESS: to manage and carry on any business of such Obligor including entering into any contract or arrangement and performing, repudiating, rescinding or varying any contract or arrangement to which such Obligor is party;

         12.4.3 DEAL WITH SECURED ASSETS: to sell, transfer, assign, exchange, hire out, lend, grant leases, tenancies and rights of user, grant renewals and accept surrenders of leases, tenancies, licences or rights of user and otherwise dispose of or realise the Secured Assets (including any fixtures, which may be sold separately from the premises containing them), either by public offer or auction, tender or private contract and for rents, premiums or other compensation or consideration and so that (without limitation) he may do any of these things for a consideration consisting of cash, debentures, or other obligations, investments or other valuable consideration of any kind and any such consideration may be payable or delivered in a lump sum or by instalments spread over such period as he may think fit;

         12.4.4   HIVE DOWN: without prejudice to the generality of clause
                  12.4.3 above, to do any of the following acts and things:-

                  (i) to promote or procure the formation of any new corporation;

                  (ii) to subscribe for or acquire (for cash or otherwise) any investment in or of such new corporation;

                  (iii) to sell, transfer, assign, hire out and lend, and grant leases, tenancies and rights of user of, the Secured Assets to any such new corporation and accept as consideration or part of the consideration therefore any shares or other security in or of any corporation or allow the payment of the whole or any part of such consideration to remain deferred or outstanding;

                  (iv) to sell, transfer, assign, exchange and otherwise dispose of or realise any such shares or other security or deferred consideration or part thereof or any rights attaching thereto

         12.4.5 BORROW MONEY: for the purpose of exercising any of the powers conferred on him by or pursuant to this Debenture and/or of defraying any costs, charges, losses, liabilities or expenses (including his remuneration) incurred by or due to him in the exercise thereof and/or for any other purpose, to borrow or raise money either unsecured or on the security of the Secured Assets (either in priority to the security hereby created or otherwise) and generally on such terms and conditions as he may think fit;

         12.4.6 COVENANTS AND GUARANTEES: to enter into bonds, covenants, commitments, guarantees, indemnities and like matters and to make all payments needed to effect, maintain or satisfy the same;

         12.4.7 DEALING WITH TENANTS: to reach agreements and make arrangements with, and to make allowances to, any lessees, tenants or other person from whom any rents and profits may be receivable (including those relating to the grant of any licences, the review of rent in accordance with the terms of, and the variation of, the provisions of any leases, tenancies, licences or rights of user affecting the Secured Assets);

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

         12.4.8 RIGHTS OF OWNERSHIP: to manage and use the Secured Assets and to exercise and do (or permit such Obligor or any nominee of it to exercise and do) all such rights and things as the Receiver would be capable of exercising or doing if he were the absolute beneficial owner of the Secured Assets and in particular, without limitation, to exercise all rights attaching to the Secured Assets and to arrange for or provide all services which he may deem proper for the efficient management or use of the Secured Assets or the exercise of such rights;

         12.4.9 REPAIRS, IMPROVEMENTS, ETC: to make and effect decorations, repairs, structural and other developments, alterations, improvements and additions in or to the Secured Assets (including, without limitation, the development or redevelopment of any premises thereon) and to purchase or otherwise acquire any materials, articles or things and do anything else in connection with the Secured Assets as he may think desirable for the purpose of making them productive or more productive, increasing their letting or market value or protecting the security hereby constituted;

         12.4.10 CLAIMS: to settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of such Obligor or relating in any way to the Secured Assets;

         12.4.11 LEGAL ACTION: to bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Secured Assets or any of the businesses of such Obligor;

         12.4.12 REDEMPTION OF SECURITIES: to redeem any Security (whether or not having priority to the security hereby created) over the Secured Assets and to settle the accounts of encumbrancers;

         12.4.13 EMPLOYEES, ETC: to appoint, hire and employ officers, employees, contractors, agents and advisors of all kinds and to discharge any such persons and any such persons appointed, hired or employed by such Obligor;

         12.4.14 OTHER POWERS: do all such other acts and things as he may consider desirable or necessary for realising the Secured Assets or any part thereof or incidental or conducive to any of the matters, powers or authorities conferred on a Receiver under or by virtue of this Debenture and to exercise in relation to the Secured Assets or any part thereof all such powers, authorities and things as he would be capable of exercising if he were the absolute beneficial owner of the same; and to use the name of such Obligor for all or any of the purposes aforesaid;

         Provided nevertheless that a Receiver shall not be authorised to exercise any of the aforesaid powers, authorities and discretions if and insofar and so long as the Trustee shall in writing exclude the same whether at the time of his appointment or subsequently.

12.5 If the Trustee appoints a Receiver of part only of the Secured Assets the powers conferred on a Receiver by clause 12.4 shall have effect as though every reference in that clause to the "Secured Assets" were a reference to such of the Secured Assets or any of them in respect of which such Receiver has been appointed.

12.6 Any monies received by the Trustee or by any Receiver shall, after the security hereby constituted has become enforceable but subject to the payment of any claims having priority to this security, be applied in accordance with the terms of the Security Trust and Intercreditor Deed.

12.7 Neither the Trustee nor any Secured Creditor nor any Receiver shall be liable to account as mortgagee in possession in respect of the Secured Assets or any part thereof nor be liable for any loss upon realisation or in connection with the Secured Assets or any part thereof for which a mortgagee in possession might as such be liable and all costs charges and expenses incurred by the Trustee or any Secured Creditor or any Receiver (including the costs of any proceedings to enforce the security hereby given) shall be paid by the Obligors on a solicitor and own client basis and so charged on the Secured Assets.

13.      PROTECTION OF THIRD PARTIES

13.1 No purchaser or other person shall be bound or concerned to see or enquire whether the right of the Trustee, any Delegate or any Receiver to exercise any of the powers, authorities and discretions hereby conferred has arisen or become exercisable or be concerned with the propriety of the exercise or purported exercise of such powers.

13.2 The receipt of the Trustee, any Delegate or any Receiver shall be an absolute and conclusive discharge to a purchaser or other person and shall relieve him of any obligation to see to the application of any monies paid to or by the direction of the Trustee, any Delegate or any Receiver.

14.      THE TRUSTEE ENTITLED TO EXERCISE RECEIVER'S POWERS

         All or any of the powers, authorities and discretions which are conferred by this Debenture (either expressly or impliedly) upon any Receiver may be exercised after the security hereby created has become enforceable by the Trustee in relation to the whole of the Secured Assets or any part thereof without first appointing a Receiver of the Secured Assets or any part thereof or notwithstanding the appointment of a Receiver of the Secured Assets or any part thereof.

15.      POWER OF ATTORNEY

15.1 Each Obligor hereby irrevocably and by way of security appoints the Trustee, each Delegate and separately any Receiver severally to be its attorney (the "Attorney") in its name and on its behalf and as its act and deed or otherwise to:-

         15.1.1 following the occurrence of an Enforcement Event (which is continuing) execute, complete and perfect in favour of the Trustee or its nominees or of any purchaser or any Delegate any documents which the Trustee may require for perfecting its title to or for vesting the Secured Assets in the Trustee or its nominees or in any purchaser or any Delegate;

         15.1.2 execute, complete and perfect all documents and do all such acts and things as may be required for the full exercise of all or any of the powers hereby conferred or which may be deemed expedient by the Trustee, any Delegate or any Receiver on or in connection with any sale, lease, disposition, realisation or getting in by the Trustee or any Receiver of the Secured Assets or any part thereof or in connection with any other exercise of any power hereunder; and

         15.1.3 execute, deliver and perfect all documents and do all things which the Trustee, any Delegate or any Receiver may consider to be required or desirable for:

                  (i) carrying out any obligation imposed on the Obligors by this Debenture (including the execution and delivery of any notices, deeds, charges, assignments or other security and any transfers of the Secured Assets); and

                  (ii) enabling the Trustee, each Delegate or any Receiver to exercise, or delegate the exercise of, any of the rights, powers and authorities conferred on them by or pursuant to this Debenture or by law (including, after the occurrence of an Enforcement Event (which is continuing), the exercise of any right of a legal or beneficial owner of the Secured Assets).

         Each Obligor hereby covenants with the Trustee, each Delegate and separately with any Receiver that on request it will ratify and confirm all security agreements, documents, acts and things and all transactions done and entered into by the Trustee, any Delegate or any Receiver or by that Obligor at the instance of the Trustee, any Delegate or any Receiver in the exercise or purported exercise of its or his powers.

15.2 Each of the Trustee and any Receiver shall have full power to delegate the power conferred on it or him by this clause 15 but no such delegation shall preclude the subsequent exercise of such power by the Trustee or the Receiver itself or himself or preclude the Trustee or the Receiver from making a subsequent delegation thereof to some other person; any such delegation may be revoked by the Trustee or the Receiver at any time.

15.3 Each Obligor shall indemnify the Attorney and keep the Attorney indemnified against any and all costs, claims and liabilities which the Attorney may incur as a result of anything done by the Attorney in the proper exercise of any of the powers conferred, or purported to be conferred, on him or her by this Debenture unless such cost, claim or liability arises as a result of the negligence or wilful misconduct of the Attorney.

16.      TRUST OF LEASEHOLD REVERSION(S)

         Each Obligor declares that in respect of all the Mortgaged Property which is held under leasehold tenure it shall stand possessed of the leasehold reversion(s) immediately expectant on the term hereby granted in trust for the Trustee (subject to any equity of redemption subsisting therein under this Debenture) and to dispose of as the Trustee may direct and hereby authorises the Trustee or any vice president, officer, manager or assistant manager for the time being of the Trustee to appoint a new trustee or trustees of such reversion in its place as if it were incapable of acting in the trusts thereof hereby declared and it hereby irrevocably appoints the Trustee, each vice president, officer, manager or assistant manager or any one of them for the time being of the Trustee its attorney in its name and on its behalf to assign the said reversion to the Trustee or the Trustee's assigns or as the Trustee or they may direct and to execute and do all deeds, documents and acts necessary or proper for that purpose.

17.      CONSOLIDATION

         The restriction on the right of consolidating mortgages contained in
         Section 17 of the Conveyancing Act 1881 shall not apply to this Debenture.

18.      CURRENCY CLAUSE

18.1 If any sum (a "SUM") owing by any Obligor under this Debenture or any order or judgment given or made in relation to this Debenture has to be converted from the currency (the "FIRST CURRENCY") in which such Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

         18.1.1   making or filing a claim or proof against that Obligor;

         18.1.2   obtaining an order or judgment in any court or other tribunal;

         18.1.3 enforcing any order or judgment given or made in relation to this Debenture; or

         18.1.4 applying the Sum in satisfaction of any of the Secured Obligations,

         the Obligors shall indemnify the Trustee from and against any loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to the Trustee at the time of such receipt of such Sum.

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

19.      SECURITY ADDITIONAL

         The Debenture shall be in addition to and shall not be affected by any other Security or guarantee or indemnity which the Trustee or any Secured Creditor may at any time hold for any of the Secured Obligations. No other Security or guarantee or indemnity now or hereafter held by the Trustee or any Secured Creditor over the Secured Assets shall merge in the security created by this Debenture.

20.      CONTINUING SECURITY

20.1 The security constituted by this Debenture shall be continuing, shall extend to the ultimate balance of the Secured Obligations and shall continue in force as a continuing security for the Secured Obligations unless and until discharged by the Trustee.

20.2 If the Trustee or any Secured Creditor receives, or is deemed to be affected by notice (actual or constructive) of any subsequent Security or other interest affecting the Secured Assets or if for any reason any guarantee and/or the security constituted hereby ceases to be a continuing guarantee or continuing security in respect of any Obligor, the Trustee or, as the case may be, such Secured Creditor may open one or more new accounts with or continue any existing account(s) with such Obligor but in either case the liability of each Obligor in respect of the Secured Obligations relating to such Obligor at the date of such cessation or at the time when the Trustee or, as the case may be, such Secured Creditor received or was deemed to receive notice (as the case may be) shall remain regardless of any payments in or out of any such account.

21.      WAIVER OF DEFENCES

21.1 The liability of each Obligor hereunder will not be affected by any act, omission, circumstance, matter or thing which but for this provision would release or prejudice any of its obligations hereunder or prejudice or diminish such obligation in whole or in part, including without limitation and whether or not known to any other Obligor, the Trustee or any Secured Creditor or any other person whatsoever:

         21.1.1 any winding-up, dissolution, examinership, administration or re-organisation of or other change in any Obligor or any other person;

         21.1.2 any of the Secured Obligations being at any time illegal, invalid, unenforceable or ineffective;

         21.1.3 any time or other indulgence being granted to any Obligor or any other person;

         21.1.4 any amendment, variation, waiver or release of any of the Secured Obligations;

         21.1.5 any failure to take or failure to realise the value of any other collateral in respect of the Secured Obligations or any release, discharge, exchange or substitution of any such collateral;

         21.1.6 any other act, event or omission which but for this provision would or might operate to impair, discharge or otherwise affect the obligations of any Obligor hereunder.

21.2 Neither the Trustee nor any Secured Creditor shall be concerned to see or investigate the powers or authorities of any of the Obligors or their respective officers or agents, and moneys obtained or Secured Obligations incurred in purported exercise of such powers or authorities or by any person purporting to be an Obligor shall be deemed to form a part of the Secured Obligations, and "Secured Obligations" shall be construed accordingly.

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

21.3 For the avoidance of doubt, each Obligor shall be bound by this Debenture notwithstanding that any other person (including any other Obligor) who was intended to execute or be bound by this Debenture and/or any other document required by the terms of the Relevant Documents may not do so or may not do so at the same time or may not be effectively bound thereby and notwithstanding that this Debenture or such document may be released or determined as regards any one or more of the other Obligors or be or become invalid, unenforceable or otherwise ineffective as against any of the other Obligors whether or not such deficiency is known or ought to be known to the Trustee or any Secured Creditor or any Obligor or any other person.

22.      NON-COMPETITION

         [Intentionally left blank]

23.      SECURITY HELD BY OBLIGOR

         [Intentionally left blank]

24.      CONVERSION OF FLOATING CHARGE

24.1 By notice in writing to the Obligors the Trustee may and shall, if so instructed pursuant to the Security Trust and Intercreditor Deed, convert the floating charge created by clause 3.3 with immediate effect into a fixed charge as regards any property or assets specified in the notice if:

         (a)      an Event of Default has occurred and is continuing; or

         (b) any person attempts to levy any distress, execution, diligence or other similar process against or to appoint a Receiver over any of the Secured Assets; or

         (c) the Trustee reasonably considers that any of the Secured Assets may be in jeopardy or in danger of being seized or sold pursuant to any form of legal process, other than a voluntary sale of Secured Assets entered into by the relevant Obligor and permitted by the Indentures PROVIDED THAT the Trustee shall not be under any duty to monitor the Secured Assets.

24.2 Notwithstanding clause 24.1 and without prejudice to any law which may have a similar effect, the floating charge created hereunder will automatically be converted (without notice) with immediate effect into a fixed charge as regards all the assets subject to the floating charge if any person levies or attempts to levy any distress, execution, diligence or other similar process against, or appoints a Receiver over, any of the Secured Assets or a resolution is passed or an order is made for the winding-up, dissolution, administration, examination or re-organisation of an Obligor or an administrator or examiner is appointed to an Obligor other than in connection with a solvent reconstruction of any Obligor permitted under the Indentures.

24.3 Where an asset has become subject to a fixed charge under clause 24.1 or clause 24.2 the Trustee shall, if so requested by the Obligor who owns such asset and if instructed to do so in accordance with the Security Trust and Intercreditor Deed, release the asset from that fixed charge by notice in writing to such Obligor.

24.4 When an asset is released from the fixed charge under clause 24.3 above, the asset will again be subject to:

         (a)      the floating charge under clause 3.3; and

         (b)      the further operation of clause 24.1 or clause 24.2.

25.      SET-OFF

         Each Obligor authorises the Trustee (but the Trustee shall not be obliged to exercise such right), after the occurrence of an Enforcement Event which is continuing, to set off against the Secured Obligations any amount or other obligation (contingent or otherwise) owing by the Trustee to that Obligor.

26.      EXPENSES, COSTS AND TAXES

26.1     EXPENSES

         Each Obligor shall, from time to time and promptly on demand by the Trustee, reimburse the Trustee in respect of all costs and expenses (including legal fees) incurred in relation to such Obligor on a full indemnity basis together with any applicable VAT incurred by the Trustee and any Delegate (PROVIDED THAT in relation to sub-clause
         26.1.1 of this Clause 26.1, such costs and expenses must be properly incurred) in connection with:

         26.1.1 the execution, release and discharge of this Debenture and the Security created or intended to be created in respect of the Secured Assets and the perfection of the Security contemplated in this Debenture or in any such documents or forming part of the Security created or intended to be created in respect of the Secured Assets;

         26.1.2 the actual or contemplated exercise, preservation and/or enforcement of any of the rights, powers and remedies of, or the performance of the duties and obligations of, the Trustee or any Delegate, or any amendment or waiver in respect of this Debenture;

         26.1.3 the preservation and/or enforcement of the Security created or intended to be created in respect of the Secured Assets; and

         26.1.4   the foreclosure of any Secured Assets,

         which shall carry interest from the date of such demand until so reimbursed at the rate and on the basis as mentioned in clause 2.3.

         In the event that such costs and expenses cannot be attributed to a specific Obligor, then such costs and expenses shall be borne pro-rata by each Obligor.

26.2     TAXES

         Each Obligor shall pay promptly on demand of the Trustee all stamp, registration, notarial and other similar Taxes or fees paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for perfecting, enforcing, releasing, cancelling, reassigning or resolving any doubt concerning, or for any other purpose in relation to this Debenture, any amendment thereto, any transfer and/or assignment of the rights and/or obligations under the same or the Security created or intended to be created in respect of the Secured Assets and shall, from time to time, indemnify the Trustee promptly on demand against any liabilities, costs, claims and expenses resulting from any failure to pay by any Obligor or any delay by any Obligors in paying any such Taxes or fees.

27.      FURTHER ASSURANCE

27.1     FURTHER ASSURANCE: GENERAL

         Each Obligor shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Trustee may specify (and in such form as the Trustee may require in favour of the Security or its nominee(s)):

         27.1.1 to perfect the Security created or intended to be created in respect of the Secured Assets (which may include the execution by that Obligor of a mortgage, charge or assignment over all or any of the assets constituting, or intended to constitute, Secured Assets) or for the exercise of the Collateral Rights;

         27.1.2 to confer on the Trustee Security over any property and assets of that Obligor located in any jurisdiction outside Ireland equivalent or similar to the Security intended to be conferred by or pursuant to this Debenture;

         27.1.3 to confer on the Trustee Security and to create, perfect, protect or maintain Security (which in so far as it relates to Real Property in Ireland shall be a charge by way of legal mortgage) over all its right, title and interest from time to time in any Real Property (including using all reasonable endeavours to obtain any requisite third party consent); and/or

         27.1.4   to facilitate the realisation of the Secured Assets.

27.2     NECESSARY ACTION

         If so requested by the Trustee each Obligor shall take all such action as is reasonably available to it (including making all filings and registrations) as may be reasonably necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Trustee by or pursuant to this Debenture.

28.      SEVERABILITY

         Each of the provisions of this Debenture is severable and distinct from the others and if at any time, any such provision is or becomes invalid, illegal or unenforceable in any jurisdiction that shall not affect the validity, legality and enforceability of the remaining provisions hereof or affect the validity, legality or enforceability of such provision in any other jurisdiction. Without prejudice to the foregoing, if at any time any liability in relation to the Secured Obligations is or becomes invalid, illegal or unenforceable then, such occurrence shall not prejudice the continuing effectiveness of any guarantee or security created by or pursuant to this Debenture for any liability in relation to the Secured Obligations which is not so affected.

29.      REMEDIES, WAIVERS, CONSENTS AND AMENDMENTS

29.1 The rights, powers and remedies provided in this Debenture are cumulative and not, nor are they to be construed as, exclusive of any rights, powers or remedies provided by law or otherwise.

29.2 No failure or delay by the Trustee or any Secured Creditor in exercising any right or remedy shall operate as a waiver thereof nor shall any single or any partial exercise or waiver of any right or remedy preclude its further exercise or the exercise of any other right or remedy.

29.3 Any provision of this Debenture may be amended, supplemented or novated only if the Obligors and the Trustee so agree in writing. Any waiver of, and any consent or approval by the Trustee under, any provision of this Debenture shall not be effective unless it is in writing, and may be given subject to any conditions thought fit by the Trustee, may be withdrawn or modified at any time and shall be effective only in the instance and for the purpose for which is it given.

29.4 Each Obligor waives any right it may have of first requiring the Trustee to proceed against or enforce any other rights or security or claim payment from any other person before enforcing the security constituted hereby.

29.5 Neither the Trustee nor any Secured Creditor nor any Delegate nor any Receiver shall be under any liability for any loss of any kind (including without limitation, any loss arising from changes in exchange rates or diminution in the value of any of the Secured Assets) which may be occasioned by the exercise or purported exercise of, or any delay or neglect to exercise, any of its rights under this Debenture except in the case of negligence or wilful default on its part.

30.      THE TRUSTEE'S DISCRETION

         Any liberty or power which may be exercised or any determination which may be made hereunder by the Trustee may be exercised or made in the absolute and unfettered discretion of the Trustee which shall not be under any obligation to give reasons therefor.

31.      NOTICES

31.1 Each communication to be made under this Debenture shall be made and delivered in accordance with the provisions of the Security Trust and Intercreditor Deed.

32.      ASSIGNMENT

32.1 This Debenture shall be binding upon and inure to the benefit of each party hereto and its successors and permitted assigns.

32.2 The Trustee and each Secured Creditor may assign or transfer all or any of its rights or obligations hereunder in accordance with the Security Trust and Intercreditor Deed. The Trustee and each Secured Creditor shall be entitled to impart any information concerning any Obligor and this Debenture as the Trustee considers appropriate to any such assignee, transferee or other successor or any participant or proposed assignee, transferee, successor or participant.

33.      PERPETUITY PERIOD

         The perpetuity period under the rule against perpetuities, if applicable to this Debenture, shall be the period of eighty years from the date of the Security Trust and Intercreditor Deed.

34.      COUNTERPART CLAUSE

         This Debenture may be executed in counterparts and by the parties on separate counterparts each of which when executed and delivered shall together constitute one and the same instrument.

35.      LAW AND JURISDICTION

35.1 This Debenture shall be governed by and construed in accordance with the laws of Ireland.

35.2 It is irrevocably agreed for the exclusive benefit of the Trustee and the Secured Creditors that the courts of Ireland are to have jurisdiction to settle any disputes which may arise out of or in connection with this Debenture and that accordingly any suit, action or proceeding arising out of or in connection with this Debenture (in this clause referred to as "Proceedings") may be brought in such courts. Nothing in this clause shall limit the right of the Trustee or any Secured Creditor to take Proceedings against any Obligor in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

36.      LAND ACT CERTIFICATE

         The Trustee hereby certifies that it is a qualified person for the purposes of Section 45 of the Land Act, 1965.

IN WITNESS whereof this Debenture has been duly executed on the date first written above.

                                   SCHEDULE 1

                                  THE OBLIGORS

                                                                       COUNTRY
           NAME                           REGISTERED OFFICE        OF INCORPORATION      REGISTERED NUMBER
Marconi Communications Limited        Arthur Cox Building,            Ireland                 298722
                                      Earlsfort Terrace
                                      Dublin 2

Marconi Communications                Block 1                         Ireland                 154999
Optical Networks                      West Pier Business
Limited                               Campus
                                      Old Dunleary Road
                                      Dun Laoghaire
                                      Co. Dublin

                                   SCHEDULE 2

                             THE SCHEDULED PROPERTY

ALL THAT AND THOSE the premises known as Block No. 1, West Pier Business Campus, Dun Laoghaire, situate in the County of Dublin HELD under a Lease dated the 7th day of February 2002 and made between Joseph Cosgrave, Peter Cosgrave and Michael Cosgrave of the First Part, Marconi Communications Optical Networks Limited of the Second Part, West Pier Business Campus (Management) Limited of the Third Part and Marconi Communications Inc. of the Fourth Part, for a term of 25 years from 13 April 2000 subject to the initial yearly rent thereby reserved and the covenants and conditions therein contained.

                                   SCHEDULE 3

                          FORM OF NOTICE OF ASSIGNMENT

To: [relevant Contract counterparty]

Dear Sirs

We hereby give you notice that, by a first priority debenture dated [-] (the "DEBENTURE") made by [-] (the "Obligor") and certain other parties in favour of us (the "TRUSTEE") as security trustee for ourselves and the other Secured Creditors (as therein defined) the Obligor assigned to us all its rights, title and interest in and to [insert details of relevant Contract] (the "CONTRACT") including all monies payable thereunder.

With effect from your receipt of this notice:

1. all payments by you to the Obligor under or arising from the Contract should be made to us or to our order as we may specify in writing from time to time [details of the account into which sums are to be paid may be included];

2. all remedies provided for in the Contract or available at law or in equity are exercisable by us;

3. all rights to compel performance of the Contract are exercisable by us although the Obligor shall remain liable to perform all the obligations assumed by it under the Contract;

4. all rights, interests and benefits whatsoever accruing to or for the benefit of the Obligor arising from the Contract belong to us and no changes may be made to the terms of the Contract nor may the Contract be terminated without our consent; and

5. you are authorised and instructed, without requiring further approval from the Obligor, to provide us with such information relating to the Contract as we may from time to time request and to send us copies of all notices issued by you under the Contract to us as well as to the Obligor.

These instructions may not be revoked, nor may the terms of the Contract be amended, varied or waived without our prior written consent.

We confirm that pursuant to clause 6.2 and clause 15 of the Debenture, we are empowered and authorised to deliver this Notice of Assignment for and on behalf of the Obligor.

This letter is governed by Irish law.

Please acknowledge receipt of this notice by signing the acknowledgement on the enclosed copy letter and returning it to us at Fifth Floor, 100 Wood Street, London EC2V 7EX marked for the attention of Manager, Trust Administration.

Yours faithfully

___________________________________________
FOR AND ON BEHALF OF
THE LAW DEBENTURE TRUST CORPORATION p.l.c.
as attorney for and on behalf of [         ]

                     FORM OF ACKNOWLEDGEMENT TO THE TRUSTEE

To: The Law Debenture Trust Corporation p.l.c.
    Fifth Floor
    100 Wood Street
    London EC2V 7EX
    England

                                                                          [Date]

Dear Sirs

We acknowledge receipt of a notice in the terms set out above and confirm that we have not received notice of any previous assignments or charges of or over any of the rights, interests and benefits in and to the Contract and that we will comply with the terms of that notice.

We further confirm that:

(a) no amendment, waiver or release of any of such rights, interests and benefits shall be effective without your prior written consent;

(b) no termination of such rights, interests or benefits shall be effective unless we have given you thirty days written notice of the proposed termination, specifying the action necessary to avoid such termination; and

(c) no breach or default on the part of the Obligor of any of the terms of the Contract shall be deemed to have occurred unless we have given you notice of such breach specifying how to make good such breach.

This letter shall be governed by and construed in accordance with the laws of Ireland.

Yours faithfully

______________________________________________
On behalf of [relevant Contract counterparty]

                                   SCHEDULE 4

                                     PART A

                      FORM OF NOTICE OF CHARGE TO LANDLORDS

To: [Landlord]

Date: [       ]

Dear Sirs,

We give you notice that, by a Debenture dated [ ] (the "DEBENTURE") we charged to The Law Debenture Trust Corporation p.l.c. (the "TRUSTEE") as security trustee for the Secured Creditors referred to in the Debenture all our right,
interests and benefits in, to and under the [describe Lease] dated [     ]
between [             ] relating to [             ] (including all monies
payable thereunder and the proceeds of all claims and judgments for breach of covenant) (the "LEASE").

We will remain liable to perform all our obligations under the Lease and the Trustee is under no obligation of any kind whatsoever under the Lease nor under any liability whatsoever in the event of any failure by us to perform our obligations under the Lease.

Please note that:

1. all remedies provided for under the Lease or available at law or in equity are exercisable by the Trustee;

2. all rights to compel performance of the Lease are exercisable by the Trustee; and

3. all rights, interests and benefits whatsoever accruing to or for the benefit of ourselves arising under the Lease belong to the Trustee.

This letter is governed by and will be construed in accordance with the laws of Ireland. Would you acknowledge receipt of this notice by sending the enclosed acknowledgement to the Trustee with a copy to ourselves.

Yours faithfully

[              ]

                            ACKNOWLEDGEMENT OF CHARGE

To: The Law Debenture Trust Corporation p.l.c.
    as Trustee

Date: [       ]

Dear Sirs

We confirm receipt from [Chargor] (the "OBLIGOR") of a notice dated [    ] of a
charge upon the terms of a Debenture dated [    ] (the "DEBENTURE") to The Law
Debenture Trust Corporation p.l.c. (the "TRUSTEE") as Trustee for the Secured Creditors of all the Obligor's right, interest and benefit in, to and under the Lease (as specified in that notice) to which we are a party.

We confirm that we have not received notice of any assignment or charge of or over any of the rights, interests and benefits specified in such notice.

We further confirm that:

1. no amendment, waiver or release of any such rights, interests and benefits will be effective without the prior written consent of the Trustee;

2. no termination of such rights, interests or benefits will be effective unless we have given the Trustee at least 21 days' written notice of the proposed termination and specifying the action necessary to avoid such termination;

3. the Obligor will remain liable to perform all its obligations under the Lease and the Trustee is under no obligation of any kind whatsoever under the Lease nor under any liability whatsoever in the event of any failure by the Obligor to perform our obligations under the Lease; and

4. no breach or default on the part of the Obligor of any of the terms of such Lease will be deemed to have occurred unless we have given notice of such breach to the Trustee specifying how to make good such breach.

We unconditionally and irrevocably waive all rights of set-off, lien, combination of accounts and similar rights (however described) which we may have now or in the future to the extent that such rights relate to amounts owed to us by the Obligor (and the proceeds thereof) and we will send you copies of all statements, orders and notices given by us relating to such debt.

This letter is governed by and will be construed in accordance with the laws of Ireland.

Yours faithfully

[Landlord]

                                     PART B

                      FORM OF NOTICE OF CHARGE OVER ACCOUNT

To:  [Account Bank]

Dear Sirs,

We hereby give you notice, as attorney for and on behalf of the Obligor, that
the Obligor has, pursuant to a debenture dated [    ] (the "DEBENTURE"), charged
to us as Trustee for and on behalf of the Secured Creditors referred to therein, all their rights, title and interest in and to all sums of money which may now or in the future be held by the Obligor with you in any accounts at any of your branches (the "ACCOUNTS"), together with all interest from time to time earned thereon and the debts represented by such sums and interest, as well as all book and other debts owed to the Obligor.

We hereby irrevocably authorise and instruct you:

(a) to disclose to us without any reference to or further authority from the Obligor and without any enquiry by you as to the justification of such disclosure, such information relating to the Accounts and the sums therein as we may at any time and from time to time request;

(b) to hold all sums from time to time standing to the credit of the Accounts to our order;

(c) to pay or release all or any part of the sums from time to time standing to the credit of the Accounts in accordance with our written instructions at any time or times;

(d) to comply with the terms of any written notice or instructions in any way relating to, or purporting to relate to, the Debenture, the sums standing to the credit of the Accounts from time to time or the debts represented thereby which you receive at any time from us without any reference to or further authority from the Obligor and without any enquiry by you as to the justification for or validity of such notice or instruction; and

(e) to pay all monies received by you for the Accounts to (and only to) the credit of those Accounts.

Please note that the Obligor is not permitted to withdraw any amount from any of the Accounts without our prior written consent.

Please also note that these instructions are not to be revoked or varied without our prior written consent.

We confirm that pursuant to clause 6.1 and clause 15 of the Debenture, we are empowered and authorised to deliver this Notice of Charge for and on behalf of the Obligor.

This letter is governed by Irish law.

Please acknowledge receipt of this notice by sending the attached acknowledgement to us with a copy to the Obligor.

Yours faithfully,

_____________________________________________
by The Law Debenture Trust Corporation p.l.c.
as attorney for and on behalf of [        ]

                             FORM OF ACKNOWLEDGEMENT

To: The Law Debenture Trust Corporation p.l.c.

Dear Sirs,

We confirm receipt from The Law Debenture Trust Corporation p.l.c. as attorney
for and on behalf of [    ] (the "OBLIGOR") of a notice dated [    ] relating to
certain accounts (the "ACCOUNTS") of the Obligor with the Bank.

We confirm that:

(i) we accept the instructions and authorisations contained in that notice and we undertake to act in accordance with the terms of that notice;

(ii) we have not received notice of the interest of any third party in the Accounts;

(iii) we have neither claimed or exercised nor will claim or exercise any security interest, set-off, counter-claim or other rights in respect of the Accounts, the sums therein or the debts represented thereby without your prior written consent;

(iv) we shall pay all monies received by us for the account of the Obligor to (and only to) the credit of the Account(s) in the name of the Obligor unless otherwise consented to by you; and

(v) we shall not permit any amount to be withdrawn from any of the Accounts without your prior written consent.

Nothing contained in any of our arrangements with you shall commit us to providing any facilities or making advances available to the Obligor.

This letter is governed by Irish law.

Yours faithfully,

_______________________________________
On behalf of [Bank]

                                     PART C

                  FORM OF NOTICE OF CHARGE OVER MONETARY CLAIMS

To: [                 ]
                                                              Date: [          ]

Dear Sirs,

DEBENTURE DATED [      ] BY [      ] (THE "OBLIGOR") AND OTHERS AND THE LAW
DEBENTURE TRUST CORPORATION P.L.C. (THE "TRUSTEE") (THE "DEBENTURE")

We hereby give you notice, as attorney for and on behalf of the Obligor, that the Obligor has, pursuant to the Debenture, charged to us as Trustee for and on behalf of the Secured Creditors referred to therein all their right, title and interest in and to [details of Monetary Claim] (the "MONETARY CLAIM") including all moneys which may be payable in respect of the Claim.

With effect from your receipt of this notice:

1. all payments by you to the Obligor under or arising from the Monetary Claim should be made to us or to our order as we may specify in writing from time to time [details of the account into which sums are to be paid may be included];

2. all remedies available at law or in equity in relation to the Monetary Claim are exercisable by us;

3. all rights to compel performance of the underlying contract in respect of the Monetary Claim (the "UNDERLYING CONTRACT") between you and the Obligor are exercisable by us although the Obligor shall remain liable to perform all the obligations assumed by it thereunder;

4. all rights, interests and benefits whatsoever accruing to or for the benefit of the Obligor arising from the Monetary Claim belong to us and no changes may be made to the terms of the Underlying Contract nor may the Underlying Contract be terminated without our consent; and

5. you are authorised and instructed, without requiring further approval from the Obligor, to provide us with such information relating to the Monetary Claim as we may from time to time request and to send us copies of all notices issued by you under the Underlying Contract to us as well as to the Obligor.

These instructions may not be revoked, nor amended, varied or waived without our prior written consent.

We confirm that pursuant to clause 6.1 and clause 15 of the Debenture, we are empowered and authorised to deliver this Notice of Charge for and on behalf of the Obligor.

This letter is governed by Irish law.

Please acknowledge receipt of this notice by signing the acknowledgement on the enclosed copy letter and returning it to us at Fifth Floor, 100 Wood Street, London EC2V 7EX marked for the attention of Manager, Trust Administration.

Yours faithfully,

___________________________________
for and on behalf of
THE LAW DEBENTURE TRUST CORPORATION p.l.c.
as attorney for and on behalf of [       ]

[On copy only:

To:      THE LAW DEBENTURE TRUST CORPORATION p.l.c. AS TRUSTEE

We acknowledge receipt of a notice in the terms set out above and confirm that we have not received notice of any previous charges of or over any of the rights, interests and benefits in and to the Monetary Claim and that we will comply with the terms of that notice.

We further confirm that:

(a) no amendment, waiver or release of any of such rights, interests and benefits shall be effective without your prior written consent;

(b) no termination of such rights, interests or benefits shall be effective unless we have given you thirty days written notice of the proposed termination, specifying the action necessary to avoid such termination.

For and on behalf of [          ]
By:__________________________
Dated:

SIGNED SEALED AND DELIVERED                          CARLA MORAN
by the duly authorised attorney of
of MARCONI COMMUNICATIONS LIMITED
in the presence of:-

Witness Signature:            H MARREN

Witness name:                 HILARY MARREN

Witness Address:              2 Harbourmaster Place, IFSC, Dublin 1

SIGNED SEALED AND DELIVERED                          CARLA MORAN
by the duly authorised attorney of
of MARCONI COMMUNICATIONS OPTICAL NETWORKS LIMITED in the presence of:-

Witness Signature:            H MARREN

Witness name:                 HILARY MARREN

Witness Address:              2 Harbourmaster Place, IFSC, Dublin 1

EXECUTED AS A DEED
on behalf of THE TRUSTEE by:-                        J. M. JEBB
                                                     Director

                                                     R. D. RANCE
                                                     Director

                                DATED 19 MAY 2003

                    (1) THE COMPANIES SPECIFIED IN SCHEDULE 1

                           (2) THE LAW DEBENTURE TRUST
                               CORPORATION p.l.c.
                                  (AS TRUSTEE)

         --------------------------------------------------------------
                               MORTGAGE DEBENTURE
                               (VARIOUS CHARGORS)
         --------------------------------------------------------------

                            MATHESON ORMSBY PRENTICE
                                30 Herbert Street
                                    Dublin 2
                                     Ireland

                              TEL + 353 1 619 9000
                              FAX + 353 1 619 9010